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EXHIBIT 5.1

OPINION OF VINSON & ELKINS L.L.P.

[VINSON & ELKINS LETTERHEAD]

July 2, 2003

Pacific Energy Partners, L.P.
5900 Cherry Avenue
Long Beach, CA 90805-4408

Re:
Form S-8 Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to Pacific Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Pacific Energy GP, Inc., a Delaware corporation and the general partner of the Partnership, in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") with respect to 1,750,000 common units representing limited partner interests in the Partnership ("Common Units") to be issued under the Partnership's Long-Term Incentive Plan (the "Plan").

        As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or appropriate for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

        Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

        1)    The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

        2)    The Common Units to be transferred to participants under the Plan have been, or when issued in accordance with the provisions of the Plan or pursuant to other valid Partnership action, will be validly issued and are, or will be, as the case may be, fully paid and non-assessable.

        We are members of the bar of the State of New York. The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the Delaware Act in effect as of the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are within the class of persons whose consent is required under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

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OPINION OF VINSON & ELKINS L.L.P.